EXHIBIT 23.2



                  Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of North American Mortgage Company
(NAMC) relating to the registration of 100,000 shares of NAMC common stock expected to be issued in connection with the NAMC Employee Stock Purchase Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of NAMC and its subsidiaries, incorporated by reference in its Annual Report (Form 10-K and Amendment 1 thereto on Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission and to the incorporation by reference of our report dated January 31, 1997 with respect to the financial statement schedules of NAMC included in its Annual Report (Form 10-K and Amendment 1 thereto on Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLC

San Francisco, California
October 1, 1997